UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 3, 2006
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                           1-7023                      04-1933106
(State of incorporation)   (Commission File Number)        (I.R.S. Employer
                                                          Identification No.)

941 Grinnell Street, Fall River, Massachusetts                   02721
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code            (508) 678-1951
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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement Amendment

On May 18, 2005, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), entered into a five-year, $70.0 million senior secured revolving credit and term loan agreement with Bank of America, N.A. and two other lenders (the "2005 Credit Agreement"). The 2005 Credit Agreement provides for a $20.0 million term loan (the "Term Loan") and a $50.0 million revolving credit and letter of credit facility (the "Revolving Credit Facility"). Quaker's obligations under the 2005 Credit Agreement are guaranteed by the Company and two Quaker subsidiaries (the "Guaranty"). Pursuant to a Security Agreement (also dated as of May 18, 2005) executed by Quaker, the Company, and two subsidiaries of Quaker, all of Quaker's obligations under the 2005 Credit Agreement are secured by first priority liens upon all of Quaker's and the Company's assets and on the assets of the two Quaker subsidiaries acting as guarantors (the "Security Agreement").

Advances to Quaker under the Revolving Credit Facility are limited to a formula based on Quaker's accounts receivable and inventory minus an "Availability Reserve" (and such other reserves as the lenders may establish from time to time in its reasonable credit judgment.) Amortization of the Term Loan is over a five-year period beginning November 1, 2005, with payments of principal and interest to be made on a quarterly basis.

The 2005 Credit Agreement includes customary financial covenants (including fixed charge coverage ratios and minimum consolidated EBITDA requirements), reporting obligations, and affirmative and negative covenants including, but not limited to, limitations on certain business activities of the Company and Quaker and restrictions on the Company's and/or Quaker's ability to declare and pay dividends, incur additional indebtedness, create certain liens, make capital expenditures, incur capital lease obligations, make certain investments, engage in certain transactions with stockholders and affiliates, and purchase, merge, or consolidate with or into any other corporation.

Quaker's initial borrowing under the 2005 Credit Agreement was approximately $46.0 million, of which approximately $42.3 million was used to repay, in full, all of Quaker's outstanding obligations under the Senior Notes due October 2005 and 2007 that Quaker issued to an insurance company during 1997 and the Series A Notes due February 2009 that Quaker issued to the same insurance company during 2002, with such repayment including a yield maintenance premium of approximately $2.0 million. The balance of the initial borrowing was used to cover approximately $1.0 million of closing costs and to repay, in full, all of Quaker's outstanding obligations to Fleet National Bank ("Fleet") under the Second Amended and Restated Credit Agreement dated February 14, 2002 by and between Fleet and Quaker.

On July 26, 2005, the Company and the other parties to the 2005 Credit Agreement entered into Amendment No. 1, effective as of July 1, 2005, to the 2005 Credit Agreement ("Amendment No. 1") to: (i) increase the Availability Reserve, (ii) reduce the minimum consolidated EBITDA and fixed charge coverage ratio requirements in the financial covenants, (iii) reduce the limits on the Company's annual capital expenditure programs, and (iv) under certain circumstances, require the Company to retain a consultant.

On October 20, 2005, the Company and the other parties to the 2005 Credit Agreement entered into Amendment No. 2, effective as of October 20, 2005, to the 2005 Credit Agreement ( "Amendment No. 2") to: (i) reduce the Availability Reserve, (ii) reduce the minimum consolidated EBITDA requirement for the fourth quarter of fiscal 2005 in the financial covenants, (iii) eliminate the minimum consolidated EBITDA requirement in its entirety for all periods after the fourth quarter of fiscal 2005, (iv) add a new "Two Quarter Fixed Charge Coverage Ratio" requirement to the financial covenants applicable to the five fiscal quarters beginning with the first quarter of fiscal 2006 and ending with the first quarter of fiscal 2007, and (v) reduce the Minimum Fixed Charge Coverage Ratio in the financial covenants for the first fiscal quarter of 2006.

On February 3, 2006, the Company and the other parties to the 2005 Credit Agreement entered into Amendment No. 3, effective as of December 30, 2005, to the 2005 Credit Agreement ( "Amendment No. 3") to (i) make certain amendments to the definitions of "Consolidated EBITDA" and "Consolidated Interest Expense,"
(ii) add a new provision with respect to the Company's retention of a Financial Consultant (as defined in Amendment No. 3), (iii) eliminate the minimum consolidated EBITDA requirement for the fourth quarter of fiscal 2005, (iv) add a new two (2) consecutive month minimum consolidated EBITDA covenant, (v) eliminate the Minimum Fixed Charge Coverage Ratio for the first two fiscal quarters of 2006 and reduce the Minimum Fixed Charge Coverage Ratio for the third quarter of 2006, and (vi) eliminate the Two Quarter Fixed Charge Coverage Ratio requirement for the first quarter of 2006. In addition, the Company also agreed to pay a fee of $175,000 in exchange for a $17.5 million reduction in the Total Commitment (as defined in the 2005 Credit Agreement,) bringing the Total Commitment down to $32.5 million, effective February 2, 2006.

As of February 6, 2006, there were $37.8 million of loans outstanding under the 2005 Credit Agreement, including the remaining $18.0 million term loan component, approximately $4.6 million of letters of credit and unused availability of $2.2 million, net of the $7.5 million Availability Reserve required.

The Company's ability to meet its current obligations is dependent on: (i) its access to trade credit, (ii) its operating cash flow and (iii) its Availability under the 2005 Credit Agreement, which is a function of Eligible Accounts Receivable, Eligible Inventory, and the Availability Reserve as those terms are defined in the 2005 Credit Agreement. Increases in the Availability Reserve such as those reflected in Amendment No. 1 to the 2005 Credit Agreement, discussed above, reduce Availability and thus the Company's ability to borrow. In like manner, decreases in the Availability Reserve such as those reflected in Amendment No. 2 to the 2005 Credit Agreement discussed above increase Availability and thus the Company's ability to borrow. The Company manages its inventory levels, accounts receivable, accounts payable and capital expenditures to provide adequate resources to meet its operating needs, maximize its cash flow and reduce the need to borrow under the 2005 Credit Agreement. However, its cash position may be adversely affected by factors it cannot completely control, including but not limited to, a reduction in incoming order rates, production rates, sales, and accounts receivable, as well as delays in receipt of payment of accounts receivable and limitations of trade credit. The Company has implemented a plan to carefully monitor and manage its investment in inventory and is seeking to dispose of certain manufacturing and warehousing facilities no longer needed as a result of the consolidation of some of its facilities. In addition, management adjusts the Company's cost structure on a continuing basis to reflect changes in demand. Management believes that the 2005 Credit Agreement, as amended, together with the Company's operating cash flow are adequate to meet the Company's foreseeable liquidity needs.

The foregoing descriptions of the 2005 Credit Agreement, as amended, the Security Agreement and the Guaranty are qualified in their entirety by reference to the 2005 Credit Agreement, the Security Agreement and the Guaranty previously filed with the SEC, the Amendment filed as Exhibit 10.27 to the Form 8-K filed by the Company with the SEC on July 29, 2005, the Amendment filed as Exhibit
10.28 to the Form 8-K filed by the Company with the SEC on October 26, 2005 and the Amendment filed as Exhibit 10.29 to this Form 8-K, all of which are incorporated by reference herein.


Cautionary Statement Regarding Forward-Looking Information

         Statements contained in this report, as well as oral statements made by the Company that are prefaced with the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "designed" and similar expressions, are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, results of operations and financial position. These statements are based on the Company's current expectations and estimates as to prospective events and circumstances about which the Company can give no firm assurance. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. As it is not possible to predict every new factor that may emerge, forward-looking statements should not be relied upon as a prediction of the Company's actual future financial condition or results. These forward-looking statements like any forward-looking statements, involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include product demand and market acceptance of the Company's products, regulatory uncertainties, the effect of economic conditions, the impact of competitive products and pricing, including, but not limited to, imported furniture and furniture coverings sold into the U.S. domestic market, foreign currency exchange rates, changes in customers' ordering patterns, and the effect of uncertainties in markets outside the U.S. (including Mexico and South America) in which the Company operates.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

10.29 Amendment No. 3 (dated as of February 3, 2006 and effective as of December 30, 2005) to Revolving Credit and Term Loan Agreement (dated as of May 18, 2005) by and among Quaker Fabric Corporation of Fall River, as Borrower; Bank of America, N.A. and the Other Lending Institutions which are or may become parties thereto; Bank of America, N.A., as Administrative Agent and Issuing Bank; Fleet National Bank, as Cash Management Bank; and Banc of America Securities LLC, as Sole Lead Arranger and Book Manager.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               QUAKER FABRIC CORPORATION
                                        (Registrant)



Date: February 7, 2006         /s/   Paul J. Kelly
                               --------------------------------------------
                                     Paul J. Kelly
                                     Vice President - Finance and Treasurer

                                 EXHIBIT INDEX

10.29 Amendment No. 3 (dated as of January 3, 2006 and effective as of December 30, 2005) to Revolving Credit and Term Loan Agreement (dated as of May 18, 2005) by and among Quaker Fabric Corporation of Fall River, as Borrower; Bank of America, N.A. and the Other Lending Institutions which are or may become parties thereto; Bank of America, N.A., as Administrative Agent and Issuing Bank; Fleet National Bank, as Cash Management Bank; and Banc of America Securities LLC, as Sole Lead Arranger and Book Manager.